UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 20, 2016

CROWDGATHER, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-52143	20-2706319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

23945 CALABASAS ROAD, SUITE 115, CALABASAS, CA  91302

(Address of Principal Executive Offices) (Zip Code)

(818) 435-2472

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 15, 2016, Crowdgather and a lender, Iconic Holdings, agreed to an Amendment and Extension Agreement for the outstanding Note to Iconic, from Crowdgather, dated Sept 21, 2015, whereby the parties agreed as to several important amended provisions:

The conversion price as referenced in the Note and any other documents related thereto, is hereby amended to have a fixed price, non adjustable, except in the event of default hereunder, and under the note and the related transaction documents, and the first Amendment and Extension Agreement of March 18, 2016, such fixed conversion price being at $.01 per share, except that if the Crowdgather stock closes below $.01 for three consecutive trading days, Iconic can put the Note to Crowdgather requiring Crowdgather to pay Iconic the balance due, including interest, within 30 days, plus a premium of 20% thereupon.   An Additional amendment to Note provisions is at any time prior to conversion of any remaining portion of the Iconic Note, Crowdgather may offer cash to Iconic for the outstanding balance due plus a 20% premium on such balance, and Iconic shall thereupon accept the offered payment or convert the balance to common stock at $.01 per share within 72 hours by written notice to Crowdgather.

Crowdgather, Inc. shall continue to bar any other conversions of its debt to common stock during the term of the Note, except Sanjay Sabani may convert his note for $240,000 to restricted common stock at $.01 per share in an equity financing round not to exceed $1,000,000 in the aggregate, including the conversion of certain receivables. Such conversions will not be able to trade under Rule 144 for 6 months after the date of issue.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures under Item 1.01 of this Current Report on Form 8-K

Item 7.01 Regulation FD Disclosure.

On April 20, 2016, the Registrant issued a press release to announce that it has completed the sale of its subsidiary Plaor, Inc. The press release also announced the amendment of the Registrant’s material agreement with Iconic Holdings, LLC as discussed above. A copy of the release is attached as Exhibit 99.1.

This information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the Registrant, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
10.1	Form of Amendment and Extension Agreement (final)
99.1	Press Release dated April 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrowdGather, Inc.

By:

/s/ Sanjay Sabnani
Sanjay Sabnani
Title: CEO, President, Secretary, Director and Chairman of the Board
Date: April 20, 2016